[EXECUTION COPY]

BANK OF AMERICA, N.A.
100 Federal Street
Boston, Massachusetts 02110

December 20, 2012

PAREXEL International Corporation
195 West Street
Waltham, Massachusetts 02451
Attn: Peter Rietman, Vice President and Treasurer

Re:    Term Loan Facility
Ladies and Gentlemen:
BANK OF AMERICA, N.A. (the “Lender”) is pleased to make available to PAREXEL International Corporation, a Massachusetts corporation (the “Borrower”), a term loan on the terms and subject to the conditions set forth below. Terms not defined herein have the meanings assigned to them in Exhibit A hereto.

1.    The Facility.

(a)
The Term Loan. Subject to the terms and conditions set forth herein, the Lender agrees to make a single loan to the Borrower on the Funding Date in an aggregate principal amount equal to $100,000,000 (the “Term Loan”). Amounts borrowed under this Paragraph 1(a) and repaid or prepaid may not be reborrowed.

(b)
Borrowings, Conversions, Continuations. The Borrower may request that the Term Loan or, subject to the terms and conditions set forth herein, any portion thereof be (i) made as or converted to a Base Rate Loan by irrevocable notice to be received by the Lender not later than 12:00 p.m. (or, in the event the proceeds of the Term Loan are to be made available to the Borrower in any account other than an account located in the United States, 9:00 a.m.) on the Business Day of the borrowing or conversion, or (ii) made or continued as, or converted to, a Eurodollar Rate Loan by irrevocable notice to be received by the Lender not later than 12:00 p.m. (or, in the event the proceeds of the Term Loan are to be made available to the Borrower in any account other than an account located in the United States, 9:00 a.m.) three Business Days (or such shorter period as may be agreed to by the Lender) prior to the Business Day of the borrowing, continuation or conversion. If the Borrower fails to give a notice of conversion or continuation prior to the end of any Interest Period in respect of any Eurodollar Rate Loan, the Borrower shall be deemed to have requested such Eurodollar Rate Loan to be converted to a Base Rate Loan on the last day of the applicable Interest Period. If the Borrower requests that any portion of the Term Loan be continued as or converted to a Eurodollar Rate Loan, but fails to specify an Interest Period with respect thereto, the Borrower shall be deemed to have selected an Interest Period of one month. Notices pursuant to this Paragraph 1(b) may be given by telephone if promptly confirmed in writing.

Each Eurodollar Rate Loan shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Base Rate Loan shall be in a minimum principal

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amount of $500,000. There shall not be more than 5 different Interest Periods in effect at any time.

(c)
Interest. At the option of the Borrower, the Term Loan shall bear interest at a rate per annum equal to (i) the Eurodollar Rate plus the Applicable Margin; or (ii) the Base Rate plus the Applicable Margin. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other interest hereunder shall be calculated on the basis of a year of 360 days and actual days elapsed.

The Borrower promises to pay interest (i) for each Eurodollar Rate Loan, (A) on the last day of the applicable Interest Period, (B) on the date of any conversion of the Term Loan (or portion thereof) to a Base Rate Loan and (C) on the date of any prepayment of any such Eurodollar Rate Loan, on the amount so prepaid; (ii) for Base Rate Loans, on the last Business Day of each calendar quarter; and (iii) on the Maturity Date. If the time for any payment is extended by operation of law or otherwise, interest shall continue to accrue for such extended period.
After the date any principal amount of the Term Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary obligation hereunder shall have become due and payable (in each case without regard to any applicable grace periods), the Borrower shall pay interest (after as well as before judgment) on such amounts at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2%. Accrued and unpaid interest on past due amounts shall be payable on demand.
In no case shall interest hereunder exceed the amount that the Lender may charge or collect under applicable law.

(d)
Evidence of Loans. The Term Loan and all payments thereon shall be evidenced by the Lender's loan accounts and records; provided, however, that upon the request of the Lender, the Term Loan may be evidenced by a promissory note in a form reasonably acceptable to the Lender in addition to such loan accounts and records. Such loan accounts, records and promissory note, if any, shall be conclusive absent manifest error of the amount of the Term Loan and payments thereon. Any failure to record the Term Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Term Loan.

(e)
Reduction of Commitments. The commitment of the Lender hereunder to make the Term Loan as provided herein shall be terminated in full upon the earlier to occur of (x) the funding of the Term Loan on the Funding Date and (y) December 28, 2012, if the Funding Date does not occur on or prior to such date.

(f)
Repayment. (i) The Borrower hereby promises, absolutely and unconditionally, to pay the aggregate principal amount of the Term Loan then outstanding on the Maturity Date. The Borrower shall make all payments required hereunder not later than 2:00 p.m. on the date of payment in same day funds in Dollars at the office of the Lender located at 100 Federal Street, Boston, Massachusetts 02110 or such other address as the Lender may from time to time designate in writing.

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(ii)
All payments by the Borrower to the Lender hereunder shall be made to the Lender in full without condition or deduction for any defense, recoupment, set-off or counterclaim and free and clear of and exempt from, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof unless the Borrower is required to deduct or withhold such amounts by law. If the Borrower is required to deduct or withhold taxes by law, the Borrower shall reimburse the Lender for any taxes imposed on or withheld from such payments (other than taxes imposed on the Lender's income, franchise taxes imposed on the Lender, or branch profits taxes or similar taxes imposed on the Lender, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof or in which its principal or lending office is located or by any jurisdiction as a result of a present or former connection between the Lender and such jurisdiction, other than any such connection arising solely as a result of this Agreement). On or prior to the Closing Date, the Lender shall deliver to the Borrower, a duly executed and properly completed copy of IRS Form W-9 (or applicable successor form) establishing an exemption from United States federal backup withholding tax. Neither the Borrower nor any Subsidiary Guarantor shall reimburse the Lender for any withholding taxes resulting from Lender's failure to deliver such form. No assignee or participant shall be entitled to reimbursement for taxes hereunder (including under Paragraph 5(f))or reimbursement or payment of any costs, losses or payments under Paragraph 6(d) hereof, to the extent that the assignor or grantor of participation rights, as applicable, was not entitled to such reimbursement or payment at the time of such assignment or grant of participation. Any assignee or participant shall provide the Borrower with a duly completed and properly completed IRS Form W-9 or appropriate IRS Form W-8, as applicable. Notwithstanding any provision of this Agreement to the contrary, neither the Borrower nor any Subsidiary Guarantor shall reimburse the Lender for any U.S. federal withholding taxes imposed under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as of the date of this Agreement (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations (whether temporary or proposed) that are issued thereunder or official governmental interpretations thereof.

(g)
Optional Prepayments. The Borrower may, upon three Business Days' notice, in the case of Eurodollar Rate Loans, and upon same-day notice in the case of Base Rate Loans, voluntarily prepay the Term Loan on any Business Day; provided that the Borrower pays all Breakage Costs (if any) associated with such prepayment on the date of such prepayment. Prepayments of Eurodollar Rate Loans must be accompanied by a payment of interest on the amount so prepaid. Prepayments of Eurodollar Rate Loans must be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Prepayments of Base Rate Loans must be in a principal amount of at least $500,000 or, if less, the entire principal amount thereof then outstanding.

(h)
Mandatory Prepayments. Immediately upon the incurrence after the Funding Date by the Borrower or any of its domestic subsidiaries (other than any domestic subsidiary which is a direct or indirect subsidiary of a foreign subsidiary) of any indebtedness for borrowed money (other than (x) indebtedness incurred pursuant to the existing “Commitments” under

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and as defined in the Incorporated Agreement, and (y) indebtedness in an aggregate principal amount of up to $100,000,000 incurred in connection with any private offering of senior notes), the Borrower shall prepay an aggregate outstanding principal amount of the Term Loan equal to the lesser of (i) $75,000,000 and (ii) the cash amount of such indebtedness which the Borrower is able to borrow thereunder (net of any underwriting discounts, commissions, fees and other reasonable and customary out-of-pocket expenses, incurred by the Borrower in connection therewith); provided, however, that (A) subject to the following clause (B), if (x) the Borrower has at such time made prepayments under this clause (h) in a principal amount of at least $50,000,000 and (y) the terms or provisions of any Short Term Loan Facilities require the Borrower to make a prepayment of indebtedness under such Short Term Loan Facilities in a manner similar to this clause (h) (such indebtedness under such Short Term Loan Facilities being referred to as “Prepayable Indebtedness”), then the amount that would otherwise be prepayable under this clause (h) shall be pro-rated among the Term Loan and such other Prepayable Indebtedness based on the aggregate principal amount outstanding and (B) the aggregate amount of indebtedness under Short Term Loan Facilities in excess of $100,000,000 (including the amount of the Term Loan, but giving effect to any concurrent repayment of indebtedness as provided herein) shall be used to prepay the aggregate amount of the Term Loan outstanding. Notwithstanding the foregoing, in the event that the “Commitments” under and as defined in the Incorporated Agreement are increased after the date hereof or are refinanced pursuant to a credit facility (which does not otherwise cause the Maturity Date to occur) in a principal amount greater than the maximum aggregate principal amount of credit facilities under the Incorporated Agreement as in effect on the date hereof (but regardless of the actual outstanding borrowings thereunder on the date hereof) (the “Principal Increase Amount”), the prepayment provisions of this clause (h) shall only apply to the Principal Increase Amount under the Incorporated Agreement (net of any underwriting discounts, commissions, fees and other reasonable and customary out-of-pocket expenses, incurred by the Borrower in connection therewith).

2.	Conditions Precedent:

(a)	Conditions Precedent to Effectiveness of this Agreement. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

(i)	The Lender's receipt of each of the following in form and substance satisfactory to the Lender:

(A)	this Agreement duly executed and delivered on behalf of the Borrower, each Subsidiary Guarantor and the Lender;

(B)	the Fee Letter duly executed and delivered on behalf of the Borrower and the Lender;

(C)
a certified borrowing resolution or other evidence of the Borrower's authority to borrow the Term Loan and enter into the Loan Documents, and each Subsidiary Guarantor's authority to guarantee the Guaranteed Borrower Obligations and enter into the Loan Documents;

(D)	a certificate of incumbency evidencing the identity, authority and capacity of each Person authorized to act in connection with the Loan Documents;

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(E)
a favorable opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Borrower and the Subsidiary Guarantors, addressed to the Lender, as to such matters concerning the Borrower and the Subsidiary Guarantors and this Agreement and the other Loan Documents as the Lender may reasonably request; and

(F)	such other documents and certificates as the Lender may reasonably request.

(ii)	The Lender shall have received from the Borrower payment of all fees and expenses (including reasonable attorneys' fees) required to be paid to the Lender on or before the Closing Date.

(b)	Conditions Precedent to Funding of Term Loan. The obligation of the Lender to make the Term Loan hereunder is subject to satisfaction of the following conditions precedent:

(i)	each of the conditions set forth in Section 2(a) shall have been satisfied;

(ii)	the Borrower shall have furnished to the Lender a notice of borrowing on or prior to December 28, 2012, as required by Paragraph 1(b) hereof; and

(iii)	the Lender shall have received from the Borrower payment of all fees and expenses (including reasonable attorneys' fees) required to be paid to the Lender on or before the Funding Date.

3.	Covenants; Representations and Warranties.

(a)
Compliance with Incorporated Agreement. So long as principal of and interest on the Term Loan or any other amount payable hereunder or under any other Loan Document remains unpaid, the Borrower and each Subsidiary Guarantor shall comply with all the covenants and agreements applicable to it contained in Articles VI (Affirmative Covenants) and VII (Negative Covenants) of the Incorporated Agreement. The Borrower hereby agrees that, in furtherance of the foregoing, the Borrower shall (x) deliver to the Lender each of the financial statements, certificates or other documents required to be delivered to any lender or any agent under Section 6.01 and Section 6.02 of the Incorporated Agreement and (y) calculate each of the financial covenants set forth in the Incorporated Agreement. The Lender hereby agrees that the Borrower shall be permitted to deliver each such financial statement, certificate or other document in the manner specified in the Incorporated Agreement. In the event the Borrower causes a subsidiary organized under the laws of the United States (or any political subdivision thereof) to become a “Subsidiary Guarantor” (as such term is defined in the Incorporated Agreement) under Section 6.10 of the Incorporated Agreement, the Borrower shall concurrently cause such subsidiary to become a Subsidiary Guarantor hereunder. All such covenants and agreements shall not be affected by any termination, cancellation, discharge or replacement of the Incorporated Agreement, and in the event of a termination, cancellation, discharge or replacement (where Bank of America does not act as agent thereunder), such covenants and agreements shall be such covenants and agreements as in effect immediately prior to such applicable event.

(b)
Representations and Warranties. The Borrower and each Subsidiary Guarantor hereby represent and warrant to the Lender that each representation and warranty of the Borrower and each Subsidiary Guarantor, as applicable, contained in Sections 5.01, 5.05, 5.06 (other

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than 5.06(a)(ii)), 5.07, 5.08, 5.09, 5.10 and 5.15 of the Incorporated Agreement is true and correct on and as of the Closing Date and the Funding Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date. The Borrower and each Subsidiary Guarantor hereby further represents and warrants to the Lender that:

(i)
Each is a corporation duly organized or formed, validly existing and in good standing under the laws of the state of its organization or formation and has the power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents;

(ii)
The execution, delivery and performance of this Agreement and the other Loan Documents by the Borrower and each Subsidiary Guarantor, as applicable, have been duly authorized by all necessary action, and this Agreement is and the other Loan Documents, when executed, will be legal, valid and binding obligations of the Borrower and each Subsidiary Guarantor, as applicable, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance of this Agreement and the other Loan Documents are not in contravention of law or of the terms of the Borrower's or any Subsidiary Guarantor's organic documents and will not result in the breach of or constitute a default under, or result in the creation of a lien or require a payment to be made under any indenture, agreement or undertaking to which the Borrower or any Subsidiary Guarantor is a party or by which it or its property may be bound or affected;

(iii)	No Default has occurred and is continuing;

(iv)
The proceeds of the Term Loan will be used to finance acquisitions, to repay indebtedness, and/or for general corporate purposes and in accordance with requirements of law, and will not be used for any purpose that entails a violation of Regulations of the Board of the Federal Reserve, including Regulations T, U and X;

(v)	The Borrower's true and correct U.S. taxpayer identification number is set forth beneath its signature below;

(vi)	Since June 30, 2012, there has been no event or circumstance, either individually or in the aggregate, that has had a Material Adverse Effect (as defined in the Incorporated Agreement); and

(vi)
The transactions contemplated by this Agreement and the other Loan Documents do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except such as have been obtained or made and are in full force and effect and any public filings with the Securities and Exchange Commission.

4.	Events of Default. The following are “Events of Default:”

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(a)
The Borrower fails to pay (i) any principal of the Term Loan as and on the date when due, (ii) any interest on the Term Loan or any fee due hereunder within three Business Days after the date when due; or (iii) any other fee or amount payable to the Lender under any Loan Document, or any portion thereof, within three Business Days after the date due; or

(b)
The Borrower fails to comply with any covenant or agreement contained or referenced in Paragraph 3(a) above, subject to any applicable grace period and/or notice requirement set forth in Article VIII of the Incorporated Agreement (it being understood and agreed that any such notice requirement shall be met by the Lender's giving the applicable notice to the Borrower hereunder); or

(c)
Any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made; or

(d)
Any “Event of Default” specified in Article VIII of the Incorporated Agreement occurs and is continuing, it being agreed that each such “Event of Default” shall survive any termination, cancellation, discharge or replacement of the Incorporated Agreement.

(e)
Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of the Term Loan and all other amount payable hereunder, ceases to be in full force and effect; or the Borrower contests in writing, or shall bring an action at law or in equity to contest, the validity or enforceability of any provision of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document.

Upon the occurrence of an Event of Default, the Lender may (x) declare all sums outstanding hereunder and under the other Loan Documents, including all interest thereon, to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States of America, all sums outstanding hereunder and under each other Loan Document, including all interest thereon, shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived and (y) exercise all rights and remedies available to it under the Loan Documents and under applicable law.

5.	Guaranty.

(a)
Guaranty. Each Subsidiary Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise,

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of the Borrower to the Lender, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments and other modifications thereof and all costs, attorneys' fees and expenses incurred by the Lender in connection with the collection or enforcement thereof) and whether recovery upon such Obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Subsidiary Guarantor or the Borrower under any Debtor Relief Laws, and including interest that accrues after the commencement by or against the Borrower or any other Subsidiary Guarantor of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Borrower Obligations”). The Lender's books and records showing the amount of the Guaranteed Borrower Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Subsidiary Guarantor, and conclusive for the purpose of establishing the amount of the Guaranteed Borrower Obligations. This Subsidiary Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Borrower Obligations or any instrument or agreement evidencing any Guaranteed Borrower Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Borrower Obligations which might otherwise constitute a defense to the obligations of any Subsidiary Guarantor under this Subsidiary Guaranty, and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Subsidiary Guaranty subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.

(b)
Rights of Lender. Each Subsidiary Guarantor consents and agrees that the Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (i) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Borrower Obligations or any part thereof; (ii) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Subsidiary Guaranty or any Guaranteed Borrower Obligations; (iii) apply such security and direct the order or manner of sale thereof as the Lender in its sole discretion may determine; and (iv) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Borrower Obligations. Without limiting the generality of the foregoing, each Subsidiary Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Subsidiary Guarantor under this Subsidiary Guaranty or which, but for this provision, might operate as a discharge of such Subsidiary Guarantor.

(c)
Certain Waivers. Each Subsidiary Guarantor waives (i) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Lender) of the liability of the Borrower; (ii) any defense based on any claim that such Subsidiary Guarantor's obligations exceed or are more burdensome than those of the Borrower; (iii) the benefit of any statute of limitations affecting such Subsidiary Guarantor's liability hereunder; (iv) except as expressly set forth in Paragraph 5(g) below, any right to proceed against the Borrower, proceed against or exhaust any security for the Guaranteed Borrower Obligations, or pursue

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any other remedy in the power of the Lender whatsoever; (v) except as expressly set forth in Paragraph 5(g) below, any benefit of and any right to participate in any security now or hereafter held by the Lender; and (vi) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Subsidiary Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Borrower Obligations, and all notices of acceptance of this Subsidiary Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Borrower Obligations.

(d)
Obligations Independent. The obligations of each Subsidiary Guarantor under this Subsidiary Guaranty are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Borrower Obligations and the obligations of any other guarantor, and a separate action may be brought against such Subsidiary Guarantor to enforce this Subsidiary Guaranty whether or not the Borrower or any other Person or entity is joined as a party.

(e)
Payments. All payments by a Subsidiary Guarantor under this Subsidiary Guaranty shall be made in the manner, at the place and in Dollars as required by this Agreement and the other Loan Documents. The obligations of each Subsidiary Guarantor hereunder shall not be affected by any acts of any legislative body or governmental authority affecting such Subsidiary Guarantor or the Borrower.

(f)
Certain Taxes. Each Subsidiary Guarantor further agrees that all payments to be made by a Subsidiary Guarantor to the Lender hereunder shall be made to the Lender in full without condition or deduction for any defense, recoupment, set-off or counterclaim and free and clear of and exempt from, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof unless such Subsidiary Guarantor is required to deduct or withhold such amounts by law. Subject to Paragraph 1(f)(ii), if any Subsidiary Guarantor is required to deduct or withhold taxes by law, such Subsidiary Guarantor shall reimburse the Lender for any taxes imposed on or withheld from such payments (other than taxes imposed on the Lender's income, franchise taxes imposed on the Lender, or branch profits taxes or similar taxes imposed on the Lender, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof or in which its principal or lending office is located or by any jurisdiction as a result of a present or former connection between the Lender and such jurisdiction, other than any such connection arising solely as a result of this Agreement). The obligations of the Subsidiary Guarantors under this paragraph shall survive the payment in full of the Guaranteed Borrower Obligations and termination of this Subsidiary Guaranty.

(g)
Subrogation. Each Subsidiary Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Subsidiary Guaranty until all of the Guaranteed Borrower Obligations and any amounts payable under this Subsidiary Guaranty have been paid and performed in full in cash. If any amounts are paid to any Subsidiary Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lender and shall

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forthwith be paid to the Lender to reduce the amount of the Guaranteed Borrower Obligations, whether matured or unmatured.

(h)
Termination; Reinstatement. This Subsidiary Guaranty is a continuing and irrevocable guaranty of all Guaranteed Borrower Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Borrower Obligations and any other amounts payable under this Subsidiary Guaranty are paid in full in cash. Notwithstanding the foregoing, this Subsidiary Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Subsidiary Guarantor is made, or the Lender exercises its right of setoff, in respect of the Guaranteed Borrower Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Lender is in possession of or have released this Subsidiary Guaranty and regardless of any prior revocation, rescission, termination or reduction. Notwithstanding the foregoing or anything to the contrary herein, (i) in the event that any Subsidiary Guarantor is released or discharged as a guarantor of the obligations under or in connection with the Incorporated Agreement, then such Subsidiary Guarantor shall, contemporaneously with such release or discharge with respect to the Incorporated Agreement, be released and discharged as a Subsidiary Guarantor hereunder without the need for any further action by any party hereto; and (ii) in the event that the aggregate outstanding principal amount of the Term Loan is permanently reduced at any time to $25,000,000 or less, then each Subsidiary Guarantor shall, contemporaneously with the reduction of the outstanding principal amount of the Term Loan to below $25,000,000, be released and discharged as a Subsidiary Guarantor hereunder, without the need for any further action by any party hereto, provided that any such release pursuant to clause (ii) above shall be subject to (x) the provisions of the immediately preceding sentence in this Paragraph 5(h) and (y) all guarantees of any Short Term Loan Facility made by any Subsidiary Guarantor being contemporaneously released with any release hereunder. In the case of any release or discharge as provided in the prior sentence, upon request from the Company, the Lender shall execute and deliver to the Company an instrument prepared by the Company evidencing such release or discharge. The obligations of each Subsidiary Guarantor under this paragraph shall survive termination of this Subsidiary Guaranty.

(i)
Subordination. Each Subsidiary Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Subsidiary Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Subsidiary Guarantor as subrogee of the Lender or resulting from such Subsidiary Guarantor's performance under this Subsidiary Guaranty, to the payment in full in cash of all Guaranteed Borrower Obligations; provided, however, that the foregoing subordination shall not be given effect until such time as the Lender shall have made a request to the Borrower pursuant to the second sentence of this Paragraph 5(i). At any time any Event of Default shall have occurred and be continuing, if the Lender so requests, any such obligation or indebtedness of the Borrower to any Subsidiary Guarantor shall be enforced and performance received by such Subsidiary Guarantor as trustee for the Lender and the proceeds thereof shall be paid over to the Lender on account of the applicable Guaranteed

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Borrower Obligations, but without reducing or affecting in any manner the liability of such Subsidiary Guarantor under this Subsidiary Guaranty.

(j)
Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Borrower Obligations is stayed, in connection with any case commenced by or against any Subsidiary Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Subsidiary Guarantor immediately upon demand by the Lender.

(k)
Condition of Borrower. Each Subsidiary Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Subsidiary Guarantor requires, and the Lender has no duty, and such Subsidiary Guarantor is not relying on the Lender at any time, to disclose to such Subsidiary Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (such Subsidiary Guarantor waiving any duty on the part of the Lender to disclose such information and any defense relating to the failure to provide the same).

6.	Miscellaneous.

(a)	All references herein and in the other Loan Documents to any time of day shall mean the local (standard or daylight, as in effect) time of Boston, Massachusetts.

(b)	The Borrower shall be obligated to pay all Breakage Costs.

(c)
If at any time the Lender, in its reasonable discretion, determines that (i) adequate and reasonable means do not exist for determining the Eurodollar Rate or the Adjusted Eurodollar Rate, or (ii) the Eurodollar Rate or the Adjusted Eurodollar Rate does not accurately reflect the funding cost to the Lender of making Eurodollar Rate Loans, the Lender's obligation to make or maintain Eurodollar Rate Loans shall cease for the period during which such circumstance exists.

(d)
The Borrower shall reimburse or compensate the Lender, upon demand, for all costs incurred, losses suffered or payments made by the Lender which are applied or reasonably allocated by the Lender to the transactions contemplated herein (all as determined by the Lender in its reasonable discretion) by reason of any and all future reserve, deposit, capital adequacy or similar requirements against (or against any class of or change in or in the amount of) assets, liabilities or commitments of, or extensions of credit by, the Lender; and compliance by the Lender with any future directive or any future interpretation of an existing directive (including all rules, regulations or directives issued under or in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act regardless of the date enacted, issued or promulgated) or requirements from any regulatory authority, whether or not having the force of law; provided that the Borrower shall not be required to compensate the Lender for any increased costs or reductions incurred more than 180 days prior to the date that Lender notifies the Borrower of the change in law giving rise to such increased costs, losses or payments and the Lender's intention to claim compensation therefore; provided further that if the change in law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

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December 20, 2012

(e)
No amendment or waiver of any provision of this Agreement (including any provision of the Incorporated Agreement incorporated herein by reference pursuant to Paragraph 3 above and any waiver of Paragraph 4(c) or Paragraph 4(d) above) or of any other Loan Document and no consent by the Lender to any departure therefrom by the Borrower or any Subsidiary Guarantor shall be effective unless such amendment, waiver or consent shall be in writing and signed by the Lender, and any such amendment, waiver or consent shall then be effective only for the period and on the conditions and for the specific instance specified in such writing. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or privilege.

(f)
Except as otherwise expressly provided herein, notices and other communications to each party provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to:

(i)
if to the Lender, to it at Bank of America, N.A., 100 Federal Street, MA5-100-07-06, Boston, Massachusetts 02110, Attention: Linda E. Alto, or telecopy at 312-453-5274, Attention: Linda E. Alto, or such other address provided from time to time by the Lender; and

(ii)
if to the Borrower or any Subsidiary Guarantor, to Borrower at 195 West Street, Waltham, Massachusetts 02451-1163, Attention of James F. Winschel, Jr. (Telecopy No. (781) 434-5033); with a copy to Office of the General Counsel, Attention of General Counsel (Telecopy No. 781- 434-5040); with a copy to Treasurer, Parexel International Corp., Herman Heijermansweg 20, 1077 WL Amsterdam, Netherlands, Attention of Peter Rietman (Telecopy No. 31 20 572 11 09), or such other address provided from time to time by the Borrower.

Any such notice or other communication sent by overnight courier service, mail or telecopy shall be effective on the earlier of actual receipt and (i) if sent by overnight courier service, the scheduled delivery date, (ii) if sent by mail, the fourth Business Day after deposit in the U.S. mail first class postage prepaid, and (iii) if sent by telecopy, when transmission in legible form is complete. All notices and other communications sent by the other means listed in the first sentence of this paragraph shall be effective upon receipt. Notwithstanding anything to the contrary contained herein, all notices (by whatever means) to the Lender pursuant to Paragraph 1(b) hereof shall be effective only upon receipt. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in writing by such Person for such purpose, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.
The Lender shall be entitled, but not required, to rely and act upon any notices (including telephonic notices of borrowings, conversions and continuations) purportedly given by or on behalf of the Borrower or any Subsidiary Guarantor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each

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Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower; provided that such indemnity shall not be available to the extent that such losses, costs, expenses and liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. All telephonic notices to and other communications with the Lender may be recorded by the Lender, and the Borrower and each Subsidiary Guarantor hereby consents to such recording.

(g)
This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Borrower nor any Subsidiary Guarantor may assign its rights and obligations hereunder. The Lender may at any time (i) assign all or any part of its rights and obligations hereunder to any other Person with the consent of the Borrower, such consent not to be unreasonably withheld, provided that no such consent shall be required if the assignment is to an Affiliate of the Lender or if an Event of Default exists, and (ii) grant to any other Person participating interests in all or part of its rights and obligations hereunder without notice to the Borrower. The Borrower agrees to execute any documents reasonably requested by the Lender in connection with any such assignment. All information provided by or on behalf of the Borrower or any Subsidiary Guarantor to the Lender or its Affiliates may be furnished by the Lender to its Affiliates and to any actual or proposed assignee or participant, subject to an agreement containing provisions substantially the same as those of Paragraph 6(q) below. Any assignee of Lender hereunder shall identify to the Borrower a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law.

(h)
The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of any counsel for the Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Paragraph 6(h), or (B) in connection with the Term Loan made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Term Loan.

(i)
The Borrower shall indemnify and hold harmless the Lender, its Affiliates, and their respective partners, directors, officers, employees, agents and advisors (collectively the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any Subsidiary Guarantor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby (other than those matters specifically addressed in Paragraph 1(f)(ii) and 6(d), which matters shall be governed by the provisions of such Paragraph 1(f)(ii) and 6(d), respectively), (ii)

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the Term Loan or the use or proposed use of the proceeds therefrom (other than those matters specifically addressed in Paragraph 1(f)(ii) and 6(d), which matters shall be governed by the provisions of such Paragraph 1(f)(ii) and 6(d), respectively), (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Borrower or any subsidiary of the Borrower, or any environmental liability related in any way to the Borrower or any subsidiary of the Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Subsidiary Guarantor or any of the Borrower's or such Subsidiary Guarantor's directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Subsidiary Guarantor against the Lender for breach in bad faith of the Lender's obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. To the fullest extent permitted by applicable law, the Borrower and each Subsidiary Guarantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction. The agreements in this Paragraph 6(i) shall survive the repayment, satisfaction or discharge of all the other obligations and liabilities of the Borrower or any Subsidiary Guarantor under the Loan Documents. All amounts due under this Paragraph 6(i) shall be payable within ten Business Days after demand therefor.

(j)
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(k)
This Agreement may be executed in one or more counterparts, and each counterpart, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

(l)
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE BORROWER AND EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND

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ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT AND EACH STATE COURT IN THE CITY OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. THE BORROWER AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SET FORTH BENEATH ITS SIGNATURE HERETO. THE BORROWER AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(m)
EACH PARTY HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(n)
The Lender hereby notifies the Borrower and the Subsidiary Guarantors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Act”), the Lender is required to obtain, verify and record information that identifies the Borrower and each Subsidiary Guarantor, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower and each Subsidiary Guarantor in accordance with the Act. The Borrower shall, promptly following a request by the Lender, provide all documentation and other information that the Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

(p)
The provisions of Sections 11.05, 11.08, 11.09, 11.10, 11.11, 11.12, 11.16, and 11.17 of the Incorporated Agreement are incorporated by reference herein, mutatis mutandis, with references to “this Agreement” or “Loan Documents” being deemed to be references to, respectively, this Agreement and the Loan Documents (as defined herein).

(p)
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(q)
The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent

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required by applicable laws or regulations or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (v) subject to an agreement containing provisions substantially the same as those of this Paragraph 6(q), to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (vi) with the consent of the Borrower or (vii) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Paragraph 6(q) or (2) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Paragraph 6(q), “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary Guarantor. Any Person required to maintain the confidentiality of Information as provided in this Paragraph 6(q) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The Lender agrees to use reasonable commercial efforts (if it may legally do so) to provide prior notice of any disclosure of Information pursuant to clauses (ii) or (iii) above.
THE LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED ABOVE) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS AFFILIATES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER PURSUANT TO THIS AGREEMENT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS AFFILIATES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, THE LENDER REPRESENTS TO THE BORROWER THAT IT HAS IDENTIFIED TO THE BORROWER IN THE NOTICE PROVISIONS ABOVE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BANK OF AMERICA, N.A.
By: /s/ Linda E.C. Alto
Name: Linda E.C. Alto
Title: Senior Vice President

BORROWER:

PAREXEL INTERNATIONAL CORPORATION
By:    /s/ James F. Winschel, Jr.
Name:    James F. Winschel, Jr.
Title:    Senior Vice President and Chief Financial Officer
U.S. Taxpayer Identification Number: 04-2776269

SUBSIDIARY GUARANTORS:

PAREXEL INTERNATIONAL, LLC

By:    /s/ James F. Winschel, Jr.
Name:    James F. Winschel, Jr.
Title:    Treasurer

PERCEPTIVE INFORMATICS, INC.

By:    /s/ James F. Winschel, Jr.
Name:    James F. Winschel, Jr.
Title:    Treasurer

DATALABS INC.

By:    /s/ James F. Winschel, Jr.
Name:    James F. Winschel, Jr.
Title:    Treasurer

CLINPHONE CALIFORNIA INC.

By:    /s/ James F. Winschel, Jr.
Name:    James F. Winschel, Jr.
Title: Treasurer

PERCEPTIVE SERVICES, INC.

By:    /s/ James F. Winschel, Jr.
Name:    James F. Winschel, Jr.
Title:    Treasurer

EXHIBIT A
DEFINITIONS

Adjusted Eurodollar Rate:
For any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined pursuant to the following formula:

Adjusted Eurodollar Rate =     Eurodollar Rate
                                 1.00 – Eurodollar Reserve Percentage

Affiliate:	With respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
Agreement:	This letter agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.
Applicable Margin:
The following percentages per annum, based on the Consolidated Leverage Ratio (as defined in the Incorporated Agreement) set forth in the most recent Compliance Certificate (as defined in the Incorporated Agreement) received by the Lender pursuant to Section 6.02(a) of the Incorporated Agreement:

Pricing Level	Consolidated Leverage Ratio	Eurodollar Loans	Base Rate Loans
I	< 1.00:1.00	0.75%	0.00%
II	> 1.00:1.00 but < 1.50:1.00	1.00%	0.00%
III	> 1.50:1.00 but < 2.00:1.00	1.25%	0.25%
IV	> 2.00:1.00 but < 2.50:1.00	1.50%	0.50%
V	> 2.50:1.00	1.75%	0.75%

Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) of the Incorporated Agreement; provided, that, if such certificate is not delivered when due in accordance with such Section, then Pricing Level V shall apply as of the first Business Day after the date on which such certificate was required to have been delivered until such certificate is delivered, after which the Applicable Margin shall be determined from such certificate. The Applicable Margin in effect from the Funding Date through the date on which the next Compliance Certificate shall be delivered pursuant to Section 6.02(a) of the Incorporated Agreement shall be determined based on Pricing Level IV.

Base Rate:
For any day, a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loan:	Any portion of the Term Loan bearing interest based on the Base Rate.
Breakage Costs:
Any loss, cost or expense incurred by the Lender (including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by the Lender to maintain the relevant Eurodollar Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) as a result of (i) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (ii) any failure by the Borrower to prepay, borrow, continue or convert any Eurodollar Rate Loan on a date or in the amount notified by the Borrower. The certificate of the Lender as to its costs of funds, losses and expenses incurred shall be conclusive absent manifest error.

Business Day:
Any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York or the state where the Lender’s lending office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

Closing Date:	The first date all the conditions precedent in Paragraph 2(a) are satisfied.
Compliance Certificate	A certificate delivered pursuant to Section 6.02(a) of the Incorporated Agreement.
Control:
The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

Debtor Relief Law
The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Default:	Any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
Dollar or $:	The lawful currency of the United States of America.

Eurodollar Rate:
The rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Lender to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

Eurodollar Reserve Percentage:
For any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day applicable to the Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Adjusted Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

Eurodollar Rate Loan:	Any portion of the Term Loan bearing interest based on the Adjusted Eurodollar Rate.
Event of Default:	Has the meaning set forth in Paragraph 4.
Federal Funds Rate:
For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Lender on such day on such transactions as determined by the Lender.

Fee Letter:	That certain Fee Letter, dated as of the date hereof, between the Borrower and the Lender.
Funding Date:	The date on which the conditions precedent in Paragraph 2(b) are satisfied and the Term Loan is made pursuant to the terms hereof.
Guaranteed Borrower Obligations:	Has the meaning set forth in Paragraph 5(a).

Incorporated Agreement:
The Credit Agreement, dated as of June 30, 2011, as amended by the First Amendment to Credit Agreement dated as of August 17, 2012, among the Borrower, certain subsidiaries of the Borrower party thereto pursuant to Section 2.16 thereof, certain subsidiaries of the Borrower from time to time party thereto as guarantors, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and the other agents and arrangers party thereto, as the same may be (i) amended, restated, supplemented, waived, or otherwise modified and in effect from time to time so long as, with respect to any amendment, restatement, supplement, waiver or modification which is, in whole or in part, less restrictive than any existing covenant or agreement (as determined by Lender in its reasonable discretion) the Lender has consented to such amendment, restatement, supplement, waiver or modification or (ii) replaced or refinanced pursuant to a credit facility under which Bank of America, N.A. acts as administrative agent.

Indemnitee:	Has the meaning set forth in Paragraph 6(i).
Interest Period:
For each Eurodollar Rate Loan, (a) initially, the period commencing on the date the Eurodollar Rate Loan is disbursed or converted from a Base Rate Loan and (b) thereafter, the period commencing on the last day of the preceding Interest Period, and, in each case, ending on the earlier of (x) the Maturity Date and (y) one, two or three months thereafter, as requested by the Borrower; provided that:
(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and
(ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

Loan Documents:	This Agreement, the Fee Letter and the promissory note, if any, delivered in connection with this Agreement.
Maturity Date:
The earlier of (x) June 30, 2013 and (y) the date that all “Obligations” under and as defined in the Incorporated Agreement shall be repaid and all of the commitments to lend of the lenders thereunder shall be terminated (provided that a refinancing of the Incorporated Agreement pursuant to a credit facility under which Bank of America, N.A. acts as administrative agent shall not constitute a repayment of the “Obligations” under, or termination of, the Incorporated Agreement for purposed of this clause (y)).

Obligations:
All advances to, and debts, liabilities, obligations, covenants and duties of, Borrower or any Subsidiary Guarantor arising under any Loan Document or otherwise with respect to the Term Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Subsidiary Guarantor of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

Person:	Any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

Short Term Loan Facility:
Each bilateral credit facility of the Borrower and its domestic subsidiaries (other than any domestic subsidiary which is a direct or indirect subsidiary of a foreign subsidiary), entered into after the Funding Date on substantially the same terms as set forth in this Agreement and with maturity dates occurring on or prior to June 30, 2013.

Subsidiary Guarantor:
Each subsidiary of the Borrower that is a party hereto as a Subsidiary Guaranty and each other subsidiary of the Borrower organized in the United States (or any political subdivision thereof) that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Paragraph 3(a). As of the Closing Date, the Subsidiary Guarantors are Parexel International, LLC, Perceptive Informatics, Inc, DataLabs Inc., Clinphone California Inc. and Perceptive Services, Inc.

Subsidiary Guaranty:
Collectively, the guarantee of the Guaranteed Borrower Obligations made by the Subsidiary Guarantors under Paragraph 5 in favor of the Lender, together with each other guaranty and guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, delivered pursuant to Paragraph 3(a) for the benefit of the Lender.